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                                                                    EXHIBIT 10.6

                              LINE OF CREDIT NOTE
                              -------------------


$250,000                                                       FEBRUARY 27, 1997
                                                             METAIRIE, LOUISIANA


     FOR VALUE RECEIVED, BRENT F. HEFFRON, an individual residing in the State of Florida (the "Borrower"), hereby promises to pay to the order of STEWART ENTERPRISES, INC., a Louisiana corporation (the "Lender"), the principal sum of Two Hundred Fifty Thousand and No/100 ($250,000.00) Dollars or such lesser amount as may constitute the unpaid principal amount advanced by Lender under the terms and conditions of this line of credit note (the "Line of Credit Note").

                                    RECITALS

     At the request of Borrower, Lender agrees to loan Borrower a principal amount not to exceed $250,000.00 in accordance with the terms and conditions of this Line of Credit Note. In order to secure the indebtedness evidenced by this Line of Credit Note, Borrower agrees to pledge certain shares of the Class A Common Stock of Stewart Enterprises, Inc. pursuant to the conditions and stipulations of the Act of Pledge by Borrower and Lender of even date herewith.

                              TERMS AND CONDITIONS

     If not sooner paid, the entire indebtedness evidenced by this Line of Credit Note shall be due and payable upon the closing of a sale of Borrower's former residence in Hickory, North Carolina.

     Lender agrees to loan Borrower an amount not to exceed the principal amount of $250,000.00, in advances of such amounts and at such intervals as Borrower may require. On January 17, 1997, Borrower has requested and received from Lender one advance in the amount of $50,000.00, which advance constitutes a portion of the principal amount stated herein.

     At the time any advance is made hereunder, Lender shall cause a notation to be made on Schedule A which shall include the amount and the date of such advance. Such notation shall be binding on Lender and Borrower for any and all purposes.

     Borrower unconditionally promises to pay interest on each advance comprising the unpaid principal amount of this Line of Credit Note from the date of such advance until the maturity of this Line of Credit at a rate equal to the six (6) month LIBOR Rate Option as
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defined in the Fifth Amended and Restated Loan Agreement by and among Stewart
Enterprises, Inc. and NationsBank of Texas, N.A., Citicorp USA, Inc., Hibernia National Bank, First Union National Bank of North Carolina, SunTrust Bank, Atlanta, formerly known as Trust Company Bank and Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A., "Rabobank Nederland," New York Branch, Bank of America National Trust and Savings Association, and First Interstate Bank of Texas, N.A., as amended or restated from time to time, or under any replacement thereof, in effect as of the date of such advance and upon the six month anniversary of such advance (the "LIBOR Rate Option").

     Any amounts due under this Line of Credit Note shall be payable in lawful money of the United States of America at the offices of Lender, 110 Veterans Boulevard, Metairie, Louisiana 70005, Attention: William E. Rowe, President, or at such place as the legal holder hereof may designate in writing.

     This Line of Credit Note may be prepaid in full or in part at any time without penalty or premium. If prepaid in part, each such installment shall be applied first to the payment of interest accrued and unpaid on the outstanding principal balance, with the remainder applied to the outstanding principal.

     In the event of a default in payment of any installment of interest hereof as the same becomes due and such default is not cured within ten (10) days from the due date, then in such event the legal holder hereof may, without further notice, declare the remainder of the principal sum, together with all interest accrued thereon, due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. All past due payments of principal and interest under this Line of Credit Note shall bear interest at the lesser of LIBOR Rate Option plus three (3%) percent, or the maximum rate of interest permitted by law.

     All parties to this Line of Credit Note, including Borrower and Lender, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Line of Credit Note notwithstanding any change or changes by way of release, exchange, modification or substitution of any security for this Line of Credit Note or by way of any extension or extensions of time for the payment of principal and interest; and all parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

     Upon default, the legal holder hereof may employ an attorney to enforce its rights and remedies and Borrower hereby agrees to pay such holder reasonable attorney's fees not exceeding a sum equal to fifteen (15%) percent of the outstanding balance owing on said Line of Credit Note, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default. The legal holder's failure to exercise any right
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or remedy under the Line of Credit Note shall not be a waiver or release of such rights or remedies or the right to exercise them at any time.

     This Line of Credit Note is to be governed and construed in accordance with the laws of the State of Louisiana.

     IN WITNESS WHEREOF, Borrower and Lender have caused this Line of Credit Note to be executed of the date and year first above written.


                                    BORROWER:


                                    /S/ BRENT F. HEFFRON
                                    --------------------
                                    BRENT F. HEFFRON



                                    LENDER:

                                    STEWART ENTERPRISES, INC.


                                    BY:  /S/ WILLIAM E. ROWE
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